Exhibit 10.23

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into as of March 29, 2010 between Global Clean Energy Holdings, Inc., a Utah corporation (“Corporation”), and the purchasers listed on the signature page of this Agreement (each an “Investor” and collectively, the “Investors”).  In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), the Corporation desires to issue and sell to the Investors, and the Investors desire to acquire from the Corporation, shares of the Corporation’s common stock, no par value per share (“Common Stock”).

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

1.           Purchase and Sale.  Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Corporation agrees to issue and sell to Investors, and Investors hereby agree to purchase from the Corporation, an aggregate of Twenty Five Million (25,000,000) shares of the Corporation’s Common Stock (“Shares”), at a price of $0.02 per share, for an aggregate purchase price of $500,000.  The number of Shares to be purchased by each Investor is set forth below the Investor’s name on the signature page hereof. The obligations of each of the Investors hereunder are several and not joint, and the sale of the Shares to each of the Investors is a separate transaction; provided, however, that the Corporation shall not be obligated to consummate the sale of any of the Shares unless all of the Shares are sold.

2.           Closing. The consummation of the purchase and sale of the Shares provided for herein (“Closing”) will take place at the offices of the Corporation at 6033 W. Century Boulevard, Suite 895, Los Angeles, CA 90045 on March 30, 2010, or at such other date, time and place upon which the Corporation and the Investors shall agree (“Closing Date”).  At the Closing, the Corporation will deliver to each Investor a certificate representing the Shares being purchased by that Investor hereunder against delivery to the Corporation by each Investor of the full amount of the purchase price of such Shares by a check payable to the Corporation’s order or in cash or wire transfer.

3.           Representations, Warranties and Agreements of Investor. As a material inducement to the Corporation to sell and issue the Shares to Investors, each Investor hereby represents and warrants on its own behalf to the Corporation, and agrees with the Corporation, as follows:

3.1  Authorization; Enforceability.  Such Investor has all requisite power and authority to enter into this Agreement and to purchase the Shares listed under the Investor’s name on the signature page of this Agreement.  This Agreement has been duly executed and delivered by such Investor.

3.2  Purchase for Own Account.  Such Investor is acquiring the Shares solely for its own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Such Investor has no present intention to sell, offer to sell, or otherwise dispose of or distribute any of the Shares.  Such Investor will hold the entire legal and beneficial interest in and to the Shares and does not presently intend to divide or share such interest with any other person or entity.

3.3  Restrictions on Transfer.  Such Investor understands and has been advised by the Corporation that the Shares have not been registered under the Securities Act or qualified under the California Corporate Securities Law of 1968, as amended (the “Law”), in reliance on exemptions from the registration and/or qualification requirements of such laws, and that consequently the Shares cannot be offered, sold or otherwise transferred, and must be held indefinitely by the Investor, unless and until they are registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, qualified under the Law, or until exemptions from such registration and qualification requirements are available.

3.4  Rule 144.  Such Investor is familiar with SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities in specified circumstances, and, in any event, requires that the Shares be held for a minimum of six months (and in some cases longer) after they have been purchased and paid for (within the meaning of Rule 144) before they may be resold under Rule 144.

3.5  Legends.  Such Investor understands and agrees that all certificate(s) evidencing the Investor’s Shares (and any securities issued in respect of the Shares upon any stock split, stock dividend, merger, reorganization or recapitalization) will be imprinted with a legend that reads substantially as set forth below, together with any other legends that, in the opinion of legal counsel to the Corporation, are required by the Securities Act or by other federal or state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

3.6  Stop Transfer Instructions.  Such Investor agrees that, in order to ensure compliance with and to enforce the restrictions on transfer referred to in this Agreement the Corporation may refuse to transfer the Shares and may issue appropriate “stop transfer” instructions to its transfer agent, if any.

3.7  Suitability and Investment Experience.  Such Investor is an "accredited investor" as defined in SEC Rule 501 and has:  (a) a pre-existing personal and/or business relationship with the Corporation, or its officers or directors, such that Investor is aware of the character, business acumen and general business and financial circumstances of such persons; and/or (b) such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of this investment in the Shares and is capable of protecting its own interests in connection with this investment in the Shares.

3.8  Access to Data.  Such Investor has had an opportunity to discuss the Corporation's business, management and financial affairs with the Corporation's management and has received or has had full access to all the information it considers necessary to make an informed investment decision with respect to the Shares to be purchased.  The Investor understands that such discussions, as well as any written information issued by the Corporation, were intended to describe certain aspects of the Corporation's business and prospects but were not a thorough or exhaustive description.

3.9  Brokers or Finders.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Investors, or their respective agents, in connection with the transactions contemplated by this Agreement, and no Investor nor any of their respective agents has incurred any obligation (on behalf of any of the Investors or the Corporation) to pay any brokerage or finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

4.           Representations, Warranties and Agreements of the Corporation. As a material inducement to the Investors to purchase the Shares, the Corporation hereby represents and warrants to each Investor, and agrees with each Investor, as follows:

4.1  Authorization; Enforceability.  The Corporation has all requisite power and authority to enter into this Agreement and to sell and issue the Shares.  This Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with its terms.

4.2  Organization and Standing.  The Corporation is a corporation duly organized and existing under, and by virtue of, the laws of the State of Utah and is in good standing under such laws.  The Corporation has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

4.3  Validity of Shares.  The Shares have been duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, and free of any liens or encumbrances, other than any liens or encumbrances created by the holders; provided, however, that the Shares will be subject to restrictions on transfer under state or federal securities laws.  The issuance of the Shares is not subject to any preemptive rights or rights of first refusal.

4.4  SEC Reports; Financial Statements.  The Corporation has filed all reports, forms or other information required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 24 months preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Corporation included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Corporation and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.5           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Corporation or any of its subsidiaries (“Material Adverse Effect”), (ii) the Corporation has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Corporation's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Corporation has not altered its method of accounting or the identity of its auditors, (iv) the Corporation has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Corporation has not sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of its business, and (vi) the Corporation has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Corporation stock option plans and consistent with past practice. The Corporation does not have pending before the SEC any request for confidential treatment of information.

4.6           Litigation.  There is no action or proceeding pending which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Corporation nor any of its subsidiaries, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Corporation, there is not pending any investigation by the SEC involving the Corporation or any current or former director or officer of the Corporation (in his or her capacity as such).  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Corporation or any subsidiary under the Exchange Act or the Securities Act.

4.7           Brokers or Finders.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Corporation, or its agents, in connection with the transactions contemplated by this Agreement, and neither the Corporation  nor any of its agents has incurred any obligation (on behalf of any of the Investors or the Corporation) to pay any brokerage or finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

5           Miscellaneous Provisions.

5.1  Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless executed in writing by all of the parties hereto.

5.2  Successors and Assigns.  Except as otherwise stated herein, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns.

5.3  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflict of laws or choice of law.

5.4  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.5  Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, whether oral or written, with respect to such subject matter.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date and year first above written.

INVESTOR: /s/ Michael Zilkha By: Michael Zilkha Shares purchased: 12,500,000 Purchase Price: $ 250,000.00	CORPORATION: GLOBAL CLEAN ENERGY HOLDINGS, INC. a Utah corporation By /s/Richard Palmer Richard Palmer, President & CEO
INVESTOR: Roll Energy Investments LLC By___/s/________________________________ Shares purchased: 12,500,000 Purchase Price: $ 250,000.00